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Exhibit 10.27

[LETTERHEAD]

September 20, 2004

Mr. David L. Entin
Director, Intellectual Property and Licensing
EntreMed, Inc.
9640 Medical Center Drive
Rockville, MD 20850

Re: Letter Agreement between Affymax, Inc. and EntreMed, Inc.

Dear Mr. Entin:

        As you know, Affymax, Inc. a Delaware corporation with a principal place of business at 4001 Miranda Avenue, Palo Alto, California ("Affymax") and EntreMed, Inc., a Delaware corporation with a principal place of business at 9640 Medical Center Drive, Rockville, Maryland ("EntreMed") have agreed to undertake a joint research collaboration relating to the field of peptides having TFPI-like biological activity ("Research"). Affymax and EntreMed have agreed that the initial research collaboration shall be conducted according to the terms and conditions specified in the term sheet dated 10 September 2004 and entitled "Term Sheet—Affymax, Inc. and EntreMed, Inc. TFPI Research Collaboration" ("TFPI Term Sheet"), which is attached hereto as Exhibit A and incorporated herein by reference.

        Affymax and EntreMed have agreed that the terms and conditions specified in the TFPI Term Sheet shall be binding on both parties and remain in effect unless superceded by a subsequent co-development agreement between the parties or terminated by the parties according to the provisions of the TFPI Term Sheet. However, unless superceded by a subsequent co-development agreement between the parties, the provisions relating to confidential information, ownership of intellectual property, and royalties (if applicable) shall survive termination of the agreement and remain in effect for the longer of a period of ten (10) years thereafter or until the last to expire of any patents and/or trade secrets which arise under the Research.

        The parties will independently assess the results of the Research and based on that assessment each party may elect in its sole discretion to negotiate with the other party for a definitive co-development agreement; however, nothing in this Letter Agreement or the appended TFPI Term Sheet shall obligate either party to agree and enter into a definitive co-development agreement.

        This Letter Agreement, and all Exhibits attached hereto and incorporated herein, embody the entire, final and complete agreement and understanding between the parties and replace and supersede all prior discussions and agreements between them with respect to its subject matter. Any claim, dispute or controversy relating to this Letter Agreement shall be governed under the laws of the State of Illinois and any applicable Federal laws of the United States, without regard to any conflicts of laws provisions that would require the application of laws other than those of Illinois. Any and all disputes that arise from this agreement and which have not been resolved by the parties following a 60 day period of good faith discussions shall be submitted for arbitration in Chicago, Illinois according to the procedures of the American Arbitration Association as the sole and exclusive forum for adjudication of the dispute.

        If any provision of this Letter Agreement is found by an arbitration panel or court of competent jurisdiction to be unenforceable, then such provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Letter Agreement. The remainder of this Letter Agreement will remain in full force and effect, unless the severed provision is essential and material to the rights or benefits received by either party. In such event, the parties will negotiate, in good faith, and substitute a valid and enforceable provision or agreement that most nearly implements the parties' intent in entering into this Letter Agreement. The failure of a party in any one (1) or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

        To confirm your understanding and acceptance of this Letter Agreement on behalf of EntreMed, please sign and return to me the original of this Letter Agreement including the attached Exhibit A (TFPI Term Sheet), and retain a duplicate signed original of the signed Letter Agreement for your records.

        We look forward to a productive and mutually beneficial relationship with EntreMed.

Best regards,

/s/ Robert Naso

Robert Naso, Ph.D.
E.V.P.—Research and Development

Accepted and agreed on behalf of EntreMed:

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By:	/s/ JAMES S. BURNS
Name:	James S. Burns	(print)
Title:	President and CEO
Date:	September 24, 2004

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Exhibit A

9.10.04

Term Sheet
Affymax, Inc. and EntreMed, Inc.
TFPI Research Collaboration

Research Collaboration agreement	Affymax, Inc. and EntreMed, Inc. shall enter into a Research wherein each party will contribute its technological expertise to discover novel peptides and small molecules having TFPI activity (collectively "TFPI Product Candidate") that will result in new product opportunities for commercial development of new drugs.
Research Term	Twelve (12) months.
Joint Research Plan
Refer to EntreMed/Affymax TFPI Collaboration Joint Work Plan dated August 26, 2004 ("Joint Research Plan") for the discovery and commercial development of TFPI Product Candidates, which is attached hereto as Exhibit B.
Steering Committee
A six member Steering Committee, comprising two scientific members plus a business development member from each company, will review the scientific progress made (according to the Joint Research Plan above) on a monthly basis and make modifications to the Plan, as appropriate.

Each company will have an equal vote as to the go/no go decision at the end of each Phase of the Research Term. In the event an issue arises that cannot be resolved by the six member Steering Committee, the respective heads of R&D at each company will resolve the matter. If the matter cannot be resolved by the R&D heads, it will be resolved by the CEOs of both companies.
Provision of Material(s)
(Refer to the Joint Research Plan referenced above.) Affymax Material(s) will synthesize approximately [*] peptides of which approximately [*] peptide sequences will be provided to Affymax by EntreMed as core peptide constructs. These peptide sequences and related know-how will be provided to Affymax based upon previous work EntreMed has completed related to [*]. EntreMed (and Affymax, if Affymax so chooses) will test the resulting [*] peptides in at least [*]. A second phase of exploration will be undertaken by Affymax

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

using [*] analysis to yield approximately [*] additional peptides. Affymax will apply its [*] technology and related technologies to screen [*] and, together with EntreMed, will identify potential therapeutic candidates. EntreMed (and Afymax, if Affymax so chooses) will conduct further in vitro assays on the resulting [*] additional peptides. From the resulting peptides, the Steering Committee will recommend specific peptides or other TFPI Product Candidates for lead optimization and further development up to and including commercialization as pharmaceuticals.
Field of Use	All indications for human and animal use.
Know-How and Patents
Affymax and EntreMed will exchange confidential Patents information and know-how (subject to the CDA dated 12.11.03) to the extent useful and/or necessary to accomplish the objectives of the Joint Research Plan referenced above. Any intellectual property that needs to be cross-licensed between EntreMed and Affymax to accomplish the objectives outlined in the Joint Research Plan will be entered into as required and limited to the scope necessary to accomplish the objectives of the Joint Research Plan and in the field of TFPI Product Candidates. (Note any [*]work covered by [*] will be performed by Affymax.)
Territory	Worldwide
Project Costs	EntreMed and Affymax will each be responsible for their own project costs in accordance with the stated objectives in the Joint Research Plan during the Research Term (defined above).
Co-Development Agreement
Prior to completion of the work specified in the Joint Research Plan, assuming that both parties agree to continue the collaboration, Affymax and EntreMed will commence negotiations leading to a co-development agreement that covers, among other things, responsibilities of the parties for selection and optimization of lead compounds, screening and IND-directed preclinical studies, clinical development and commercialization of TFPI Product Candidates. This agreement will also cover the financial responsibilities of the parties, as well as commercial rights associated with the TFPI Product Candidates and know-how developed under the Research Collaboration and co-development agreements.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

The co-development agreement shall be negotiated in good faith and include commercially reasonable terms commonly found in exclusive license or co-development agreements As part of the co-development agreement, each party shall grant the other party a worldwide, paid-up, non-exclusive license or sublicense, as the case may be, to any relevant intellectual property owned by, controlled by, or licensed to it prior to or during the term of this agreement, but only to the extent necessary for development and commercialization of a TFPI Product Candidate and limited to the field of a TFPI Product Candidate to make, have made, use, import, export, offer to sell and have sold any and all products and processes, including the right to grant sublicenses in the field of TFPI Product Candidates.

In the event that Affymax and EntreMed cannot reach a co development agreement within 12 months of the date of this Term Sheet and any mutually-agreed extension thereof, then each party shall be free to separately develop any TFPI Product Candidate created by either party during the Research Collaboration or derived from such TFPI Product Candidates; and shall be granted a paid-up non-exclusive license limited to the field of such TFPI Product Candidates to the other party's intellectual property existing at that time as needed to develop and commercialize such TFPI Product Candidates. Thus, if the parties do not agree to a co-development agreement, each party shall be free as to the other party to independently develop any TFPI Product Candidate arising or derived from the Research Collaboration.
Partner Royalties
If at any point during the Research Collaboration or the co-development program, either party opts out of further development of a TFPI Product Candidate, the party that terminates its involvement will receive a royalty on any consideration received by the other party in a partnering, co-development, co-marketing, and/or or sublicensing transaction, including upfront payments, milestone payments, and eventual net sales based upon the stage at which the party opts out, according to the following schedule:
Before [*] completion: [*] Before [*] completion: [*] Before [*] completion: [*] Before [*]: [*]
The royalty obligations will be due and payable within 30 days

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of receipt of such monetary consideration from said partnering, co-development, co-marketing, and/or or sublicensing transaction.
Intellectual Property	Inventorship of intellectual property created as a result of the work accomplished under the Research Collaboration shall be determined in accordance with U.S. Patent laws.

All intellectual property arising from the performance of the Research Collaboration during the term of this agreement and covering a TFPI Product Candidate ("Project Intellectual Property") shall be assigned by the inventors jointly to EntreMed and Affymax.

If either party opts out of further joint development of a TFPI Product Candidate during the term of this agreement, then the party opting out shall assign all of its right, title and interest in any and all Project Intellectual Property specifically claiming TFPI Product Candidates to the other party, with the remaining Project Intellectual Property that is not specific to TFPI Product Candidates remaining jointly owned. If the parties do not agree to a co-development agreement within twelve (12) months of this agreement but have not opted out prior to that date, then all Project Intellectual property shall remain jointly owned by both parties.

In order to facilitate the conduct of the Research Collaboration and commercialization of TFPI Product Candidates, each party shall grant the other party a worldwide, paid-up, non-exclusive license or sublicense, as the case may be, to any relevant intellectual property owned by, controlled by, or licensed to it prior to or during the term of this agreement, but only to the extent necessary for development and commercialization of a TFPI Product Candidate and limited to the field of a TFPI Product Candidate to make, have made, use, import, export, offer to sell and have sold any and all products and processes, including the right to grant sublicenses in the field of "UPI Product Candidates.
All information and materials derived from this collaboration shall be used solely for the discovery and development of TFPI Product Candidates.
Termination	The Term of the Research Collaboration can be extended by mutual agreement in writing by both EntreMed and Affymax. Either party may terminate this agreement for breach or default

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

of the terms and conditions set forth in the Research Collaboration Agreement. Either party may terminate this Agreement upon sixty (60) days written notice to the other party preceding the completion of the Term.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit B

EntreMed/Affymax TFPI Collaboration
Joint Work Plan
August 26, 2004

        Overall objective.    Based upon prior publications and issued patents in the field (e.g., [*]), it was determined that Tissue Factor Pathway Inhibitor (TFPI) represents a polypeptide sequence that might be [*], [*] or otherwise [*] and [*] with biological activity [*] polypeptide. Of primary interest is the [*] TFPI which may be [*] and [*]. The [*] peptide described by [*] ([*]) exhibits [*] as determined by [*]. The goal of the EntreMed-Affymax collaboration is to [*] the actions of [*] peptide, maintaining its [*] and [*] and having [*].

        This work plan focuses on two basic methods to [*]: [*], and [*] using the [*] . Since [*] will be assessed in the [*], [*] will not be [*] information is determined for the [*]. This information will then be critical for [*]. These two methods are complementary. The [*] the peptide may yield [*] and [*]. [*] should yield a [*] of [*] based on the [*].

        Research work plan.    There will be two phases of research:

    •
    Phase I: Initial [*] and [* ]

    •
    Phase II: [*] through [*], [*], [*] and evaluation [*] assays

Phase I: Initial [*] and [* ]

        The first phase focuses on defining the [*] TFPIc23 peptide. EntreMed and Affymax scientists, based on each company's expertise in [*], have identified [*] that may allow initial investigation into the [*] peptide and lead to [*] with [*] for further development as a therapeutic agent. The project team will [*] which will be used to [*]. These [*] by Affymax ([*]), and EntreMed will [*] assays, [*] and [*]. Upon request from Affymax, these and any other [*] this research will be transferred from EntreMed to Affymax. Upon request from EntreMed, all information pertaining to [*] by Affymax in either phase of this program will be [*].

Phase II: [*] through [*], [*] and evaluation in [*] assays

        Once [*] for the [*], a second round of [*] will be initiated by Affymax to explore [*] such as [*], [*], [*], and [*] ([*]) designed to [*] and [*] and [*] in [*] assays. One clear goal is to [*] with the [*] which is anticipated to be [*], [*], and ultimate [*]. Longer term goals include the [*] in order to [*] properties. This phase will yield approximately [*]. [*] by Affymax in this second round will be initially assessed using the [*] assays, [*] and [*]. [*] from both rounds which [*] ([*] and [*]) will be further assessed by EntreMed in [*] assays, including [*] assays [*] and [*]; as well as [*] assays. Initial studies on the [*] peptide showed [*] and [*]; these additional studies will

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assess whether [*] seen [*] is also seen on [*]. [*]studies will be performed by EntreMed as needed to [*].

        Those [*] which [*] will be tested by EntreMed in [*] such as [*], [*] or [*]. Proposed [*] studies will be discussed by the collaboration's Steering Committee and commence upon agreement by that Committee.

        It is recognized that there are [*] for the [*] (as [*]) that [*]. For this reason the [*] will be initiated only after [*] information is determined for [*] in Phase I. Once we have [*] activity [*], the [*] will be specifically [*] at Affymax. In order to accomplish this arm of the study, EntreMed will provide Affymax the [*] (approximately [*]), which will be necessary to perform these studies. In this way any [*] should maintain their [*]. As this process [*], these will be [*] by Affymax and [*] by EntreMed as outlined above.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.